UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 10, 2010

HealthSouth Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)

(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.

HealthSouth Corporation (the “Company”) will hold an investor meeting in New York City on November 11, 2010. Representatives of the Company will make presentations beginning at 8:30 a.m. ET and ending at noon ET at the New York Palace Hotel located at 455 Madison Avenue using the slides attached to this Current Report on Form 8-K as Exhibit 99.1. The presentations will address, among other things, the Company’s business model and outlook for the 2011 to 2013 planning horizon, including deleveraging, growth, and operational initiatives. The presentation will be webcast live and will be available at http://investor.healthsouth.com by clicking on an available link.

The information in this Current Report on Form 8-K, including the information set forth in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Note Regarding Presentation of Non-GAAP Financial Measures

The financial data contained in the slide presentation attached as Exhibit 99.1 includes non-GAAP financial measures, including the Company’s leverage ratio and Adjusted Consolidated EBITDA. The Company’s leverage ratio is defined in its credit agreement as the ratio of consolidated total debt to Adjusted Consolidated EBITDA for the trailing four quarters. The Company believes its leverage ratio and Adjusted Consolidated EBITDA are measures of its ability to service its debt and its ability to make capital expenditures.

The Company uses Adjusted Consolidated EBITDA on a consolidated basis as a liquidity measure. The Company believes this financial measure on a consolidated basis is important in analyzing its liquidity because it is the key component of certain material covenants contained within the Company’s credit agreement, which is discussed in more detail in Note 8, Long-term Debt, to the consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2009 (the “2009 Form 10-K”) and Note 4, Long-term Debt, to the condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010 (the “September 2010 Form 10-Q”). These covenants are material terms of the credit agreement. Non-compliance with these financial covenants under the credit agreement – its interest coverage ratio and its leverage ratio – could result in the Company’s lenders requiring the Company to immediately repay all amounts borrowed. If the Company anticipated a potential covenant violation, it would seek relief from its lenders, which would have some cost to the Company, and such relief might not be on terms favorable to those in the Company’s existing credit agreement. In addition, if the Company cannot satisfy these financial covenants, it would be prohibited under the credit agreement from engaging in certain activities, such as incurring additional indebtedness, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted Consolidated EBITDA is critical to the Company’s assessment of its liquidity.

In general terms, the definition of Adjusted Consolidated EBITDA, per the credit agreement, allows the Company to add back to or subtract from consolidated net income unusual non-cash or non-recurring items. These items include, but may not be limited to, (1) amounts associated with government, class action, and related settlements, (2) amounts related to discontinued operations and closed locations, (3) charges in respect of professional fees for reconstruction and restatement of financial statements, including fees paid to outside professional firms for matters related to internal controls and legal fees for continued litigation and support matters discussed in Note 22, Settlements, and Note 23, Contingencies and Other Commitments, to the consolidated financial statements accompanying the 2009 Form 10-K and Note 10, Contingencies, to the condensed consolidated financial statements included in the September 2010 Form 10-Q, (4) stock-based compensation expense, (5) net investment and other income (including interest income), and (6) fees associated with the Company’s divestiture activities.

In accordance with the credit agreement, the Company is allowed to add certain other items to the calculation of Adjusted Consolidated EBITDA, and there may also be certain other deductions required. This includes the interest income associated with income tax recoveries, as discussed in Note 19, Income Taxes, to the consolidated financial statements included in the 2009 Form 10-K. In addition, the Company is allowed to add non-recurring cash gains, such as the cash proceeds from the UBS Settlement (see Note 22, Settlements, to the consolidated financial statements included in the 2009 Form 10-K) to the calculation of Adjusted Consolidated

EBITDA. As these adjustments may not be indicative of the Company’s ongoing performance, they have been excluded from Adjusted Consolidated EBITDA presented herein and in the slide presentation attached as Exhibit 99.1.

However, Adjusted Consolidated EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from Adjusted Consolidated EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted Consolidated EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. The Company reconciles Adjusted Consolidated EBITDA to net income, which reconciliation is set forth in the slide presentation attached as Exhibit 99.1, and to net cash provided by operating activities, which reconciliation is set forth below. Because Adjusted Consolidated EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted Consolidated EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the 2009 Form 10-K.

The Company also uses adjusted income from continuing operations and the related per share amounts, which amounts are also referred to as “adjusted earnings per share,” as analytical indicators to assess its performance. Management believes the presentation of adjusted income from continuing operations and the related per share amounts provides useful information to management and investors about the Company’s operating business before taking into account certain items that are non-operational or infrequent in nature. These measures are not defined measures of financial performance under GAAP and should not be considered as alternatives to net income and net income per share attributable to HealthSouth common shareholders. Because these measures are not measures determined in accordance with GAAP and are susceptible to varying calculations, they may not be comparable to other similarly titled measures presented by other companies. See the consolidated statements of operations included in the 2009 Form 10-K and the condensed consolidated statements of operations included in the September 2010 Form 10-Q for the GAAP measures of net income, income from continuing operations, and basic and diluted earnings per common share. A reconciliation of net income to adjusted income from continuing operations, and the related per share amounts, is included in the slide presentation attached as Exhibit 99.1.

The Company also uses adjusted free cash flow as an analytical indicator to assess its performance. Management believes the presentation of adjusted free cash flow provides investors an efficient means by which they can evaluate the Company’s capacity to reduce debt and pursue development activities. The calculation of adjusted free cash flow is included in the slide presentation attached as Exhibit 99.1. This measure is not a defined measure of financial performance under GAAP and should not be considered as an alternative to net cash provided by operating activities. Our definition of adjusted free cash flow is limited and does not represent residual cash flows available for discretionary spending. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. See the consolidated statements of cash flows included in the 2009 Form 10-K and the condensed consolidated statements of cash flows included in the September 2010 Form 10-Q for the GAAP measures of cash flows from operating, investing, and financing activities. A reconciliation of net cash provided by operating activities to adjusted free cash flow is presented below.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Consolidated EBITDA

	For the Nine	For the Trailing
	Months Ended	Four Quarters Ended	For the Year Ended December 31,
	September 30, 2010	September 30, 2010	2009	2008	2007
	(In Millions)
Net cash provided by operating
activities	$269.5	$313.5	$406.1	$227.2	$230.6
Provision for doubtful accounts	(17.1)	(24.9)	(33.1)	(27.0)	(33.2)
Professional fees—accounting,
tax, and legal	13.8	17.6	8.8	44.4	51.6
Interest expense and amortization
of debt discounts and fees	91.4	122.2	125.8	159.5	229.4
Gain (loss) on sale of investments,
excluding impairments	1.3	1.5	0.8	(1.4)	12.3
UBS Settlement proceeds, gross	-	-	(100.0)	-	-
Equity in net income of
nonconsolidated affiliates	7.5	9.3	4.6	10.6	10.3
Net income in noncontrolling
interests in continuing
operations	(30.1)	(38.3)	(33.4)	(29.8)	(31.4)
Amortization of debt discounts
and fees	(5.1)	(6.8)	(6.6)	(6.5)	(7.8)
Distributions from nonconsolidated
affiliates	(4.7)	(6.8)	(8.6)	(10.9)	(5.3)
Current portion of income tax benefit	(2.8)	(6.9)	(7.3)	(73.8)	(330.4)
Change in assets and liabilities	(19.8)	13.5	0.8	53.1	8.0
Change in government, class action,
and related settlements liability	0.8	1.0	11.2	7.4	171.4
Other operating cash used in
(provided by) discontinued
operations	5.5	9.6	13.5	(11.4)	10.5
Other	0.4	0.8	0.4	(0.2)	2.3
Adjusted Consolidated EBITDA	$310.6	$405.3	$383.0	$341.2	$318.3

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	For the Trailing
	Four Quarters Ended	For the Year Ended December 31,
	September 30, 2010	2009	2008	2007
	(In Millions)
Net cash provided by operating
activities	$313.5	$406.1	$227.2	$230.6
Impact of discontinued operations	9.6	13.5	(11.4)	10.5
Net cash provided by operating
activities of continuing operations	323.1	419.6	215.8	241.1
Capital expenditures for maintenance	(35.6)	(34.1)	(42.6)	(24.6)
Net settlements on interest rate swaps	(45.6)	(42.2)	(20.7)	0.1
Dividends paid on convertible
perpetual preferred stock	(26.0)	(26.0)	(26.0)	(26.0)
Distributions paid to noncontrolling
interest of consolidated affiliates	(36.2)	(32.7)	(33.4)	(23.1)
Non-recurring items:
UBS Settlement proceeds, less fees
to derivative plaintiffs' attorneys	-	(73.8)	-	-
Income tax refunds related to
prior periods	(16.1)	(63.7)	(90.4)	(457.8)
Cash paid for professional fees -
accounting, tax, and legal	17.6	15.3	18.2	51.6
Cash paid for government, class
action, and related settlements	1.0	11.2	7.4	171.4
Adjusted free cash flow	$182.2	$173.6	$28.3	$(67.3)

For the nine months ended September 30, 2010, net cash used in investing activities was $96.4 million and resulted primarily from capital expenditures, acquisitions of businesses, net settlement payments related to interest rate swaps, and net purchases of restricted investments offset by a decrease in restricted cash and proceeds from the sale of our hospital in Baton Rouge, Louisiana. Net cash used in financing activities during the nine months ended September 30, 2010 was $63.6 million and resulted primarily from distributions paid to noncontrolling interests of consolidated affiliates, dividends paid on the Company’s convertible perpetual preferred stock, and net debt payments.

For the three months ended December 31, 2009, net cash used in investing activities was $8.6 million and resulted primarily from capital expenditures and net settlement payments related to interest rate swaps offset by a decrease in restricted cash. Net cash used in financing activities during the three months ended December 31, 2009 was $71.6 million and resulted primarily from net debt payments, debt amendment and issuance costs, distributions paid to noncontrolling interests of consolidated affiliates, and dividends paid on the Company’s convertible perpetual preferred stock.

For the year ended December 31, 2009, net cash used in investing activities was $133.0 million and resulted primarily from capital expenditures and net settlement payments related to interest rate swaps. Net cash used in financing activities during the year ended December 31, 2009 was $224.3 million and resulted primarily from net debt payments made during the period, as well as distributions paid to noncontrolling interests of consolidated affiliates, dividends paid on the Company’s convertible perpetual preferred stock, and debt amendment and issuance costs.

For the year ended December 31, 2008, net cash used in investing activities was $40.0 million and resulted primarily from capital expenditures, including expenditures associated with development activities, and net settlement payments related to an interest rate swap offset by proceeds from asset disposals, including our corporate campus. Net cash used in financing activities during the year ended December 31, 2008 was $176.0 million and resulted primarily from net debt payments made during the period, as well as distributions paid to noncontrolling interests of consolidated affiliates and dividends paid on the Company’s perpetual preferred stock, offset by proceeds from the issuance of common stock.

For the year ended December 31, 2007, net cash provided by investing activities was $1,184.5 million and resulted primarily from the proceeds from the divestitures of the Company’s surgery centers, outpatient, and diagnostic divisions. Net cash used in financing activities during the year ended December 31, 2007 was $1,436.6 million and resulted primarily from net debt payments primarily using the net proceeds from the divestitures discussed above.

Forward-Looking Statements

The information contained in this Current Report on Form 8-K and the slide presentation attached as Exhibit 99.1 includes certain estimates, projections, and other forward-looking information that reflect the Company’s current views with respect to future events and financial performance. These estimates, projections, and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual results, and those differences may be material.

There can be no assurance that any estimates, projections, or forward-looking information will be realized.

All such estimates, projections, and forward-looking information speak only as of the date hereof. The Company undertakes no duty to publicly update or revise the information contained herein or in the presentation.

You are cautioned not to place undue reliance on the estimates, projections, and other forward-looking information in this Current Report on Form 8-K or the presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors, many of which are beyond the Company’s control. These factors may cause actual results to differ materially from the views, beliefs, and estimates expressed herein. While it is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by us include, but are not limited to, the following:

•
each of the factors discussed in Item 1A, Risk Factors, of the 2009 Form 10-K, the September 2010 Form 10-Q, the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2010 and March 31, 2010, and in its other filings from time to time with the United States Securities and Exchange Commission, or in materials incorporated therein by reference;

•	changes in the regulations of the healthcare industry at either or both of the federal and state levels;

•
changes or delays in, or suspension of, reimbursement for the Company’s services by governmental or private payors, including its ability to obtain and retain favorable arrangements with third-party payors;

•
the Company’s ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on its labor expenses from potential union activity and staffing shortages;

•	competitive pressures in the healthcare industry and the Company’s response to those pressures;

•	the Company’s ability to successfully complete and integrate acquisitions, investments, and joint ventures consistent with its growth strategy; and

•	general conditions in the economy and capital markets.

ITEM 9.01. Financial Statements and Exhibits

(d)           Exhibits

99.1	Slide presentation of HealthSouth Corporation used in connection with its November 11, 2010 presentation at its investor meeting in New York City.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH Corporation

	By:	/s/ JOHN P. WHITTINGTON
Name: John P. Whittington
Title: Executive Vice President, General Counsel, and Corporate Secretary
Dated: November 10, 2010